Exhibit 99.1

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MeadWestvaco Completes Acquisition of Calmar

STAMFORD, Conn., July 5, 2006 – MeadWestvaco Corporation (NYSE: MWV) today announced that it has completed its acquisition of Calmar, a leading global manufacturer of high-quality and innovative plastic dispensing and spraying systems. Calmar was purchased from Compagnie de Saint-Gobain for a total consideration of $710 million.

“Calmar is a premium business that furthers our ability to deliver innovative packaging solutions across the packaging value chain to the world’s most recognized consumer products companies across large and growing global markets,” said John A. Luke, Jr., chairman and chief executive officer of MeadWestvaco. “With the completion of the acquisition we now are intently focused on executing the operating and growth enhancements we have identified for our combination.”

As previously announced, MeadWestvaco expects Calmar to have minimal impact on its earnings through 2006, but expects that it will be accretive to its earnings beginning in 2007. MeadWestvaco funded the purchase with $340 million from new short-term borrowings and the remainder from cash on hand.

About MeadWestvaco

MeadWestvaco is a global packaging company that delivers high-value packaging solutions and products to the world’s most recognized companies in the food and beverage, media and entertainment, personal care, cosmetic and healthcare industries. The company also has market-leading positions in its Consumer & Office Products, Specialty Chemicals and Specialty Papers businesses. MeadWestvaco, with operations in more than 29 countries, has been selected for the Dow Jones Sustainability Indexes, and manages all of its forestlands in accordance with internationally recognized forest certification standards. For more information, please visit www.meadwestvaco.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s general and administrative cost reduction initiative; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation, currency movements and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in other filings made from time to time with the SEC.

MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.